CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated May 4, 2006 accompanying the consolidated financial statements of Central Bancorp, Inc and subsidiary as of and for the years ended March 31, 2006 and March 31, 2005, included in the Annual Report on Form 10-K for the year ended March 31, 2006, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.

/s/ Vitale, Caturano & Company, LTD.
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VITALE, CATURANO & COMPANY, LTD.


Boston, Massachusetts
July 31, 2006